SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

3811 Turtle Creek Blvd. #1100 (Address of principal executive offices)	75219 (Zip code)

(214) 432-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Investor Presentation - May 2004

Item 9. Regulation FD Disclosure.

          Eagle Materials Inc. (the “Company”) has prepared a presentation that will be made to investors at a series of meetings during May 2004 and from time to time thereafter. A copy of the presentation is attached to this report as Exhibit 99.1 and is incorporated by reference herein. Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by the Company under such Act or the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: May 24, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Investor Presentation - May 2004